SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                             September 7, 2000
               ----------------------------------------------
                     (Date of earliest event reported)


                          Sycamore Networks, Inc.
        ------------------------------------------------------------
           (Exact name of registrant as specified in its charter)


Delaware                              000-27273                 04-3410558
----------------------------      -------------------      -------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
of incorporation)                                          Identification No.)


            10 Elizabeth Drive, Chelmsford, Massachusetts 01824
        -----------------------------------------------------------
        (Address of principal executive offices, including zip code)


                               (978) 250-2900
 -----------------------------------------------------------------------------
            (Registrant's telephone number, including area code)


                                    N/A
------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)





Item 2.  Acquisition or Disposition of Assets

        On September 7, 2000, Sycamore Networks, Inc., a Delaware corporation ("Sycamore"), completed its acquisition of privately-held Sirocco Systems, Inc., a Delaware corporation ("Sirocco"), pursuant to an Agreement and Plan of Merger dated as of June 5, 2000, among Sycamore, Tropical Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Sycamore ("Sub"), and Sirocco (the "Merger Agreement"), which sets forth the terms and conditions of the merger of Sub with and into Sirocco whereby Sirocco became a wholly owned subsidiary of Sycamore. Upon the closing of this acquisition, a total of 28,378,690 shares of the common stock of Sycamore, $.001 par value per share, (a) were exchanged for all outstanding shares of the capital stock of Sirocco and (b) are issuable upon the exercise of Sirocco stock options which were converted pursuant to the Merger Agreement into options to acquire shares of Sycamore. Ten percent of the shares of Sycamore common stock issued in the merger were deposited in escrow pursuant to the Merger Agreement. The acquisition is being accounted for as a pooling of interests.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements of Businesses Acquired.

        (1) This acquisition does not meet the threshold for required financial statements of the businesses acquired pursuant to Regulation S-X.

(b)     Pro Forma Financial Information.

        (1) This acquisition does not meet the threshold for required financial statements of the businesses acquired pursuant to Regulation S-X.

(c)     Exhibits.

        None.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          SYCAMORE NETWORKS, INC.


                          By: /s/ Frances M. Jewels
                              -------------------------------
                              Frances M. Jewels
                              Chief Financial Officer, Vice President,
                              Finance and Administration, Secretary
                              and Treasurer



Date:  September 8, 2000